Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated to be effective as of May 12, 2020 (this “Amendment”) is made among SUPER MICRO COMPUTER, INC., a Delaware corporation (“SMCI”, together with any other party hereto as a Borrower, individually, a “Borrower” and, collectively, the “Borrowers”), the Lenders (as defined below) party to this Amendment, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as administrative agent for the Lenders (in such capacity, “Agent”).

Background
A.    WHEREAS, Borrowers, Agent and the financial institutions party thereto from time to time (the “Lenders”) have entered into that certain Loan and Security Agreement, dated as of April 19, 2018, (as amended, restated, amended and restated, modified or supplemented from time to time, the “Loan Agreement”). All capitalized terms used and not otherwise defined in this Amendment are used as defined in the Loan Agreement.
B.    WHEREAS, Agent and Lenders have agreed to amend certain terms of the Loan Agreement subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, Borrowers, Agent and Lenders hereby agree as follows:
Agreement
1.Amendments to the Loan Agreement.
(a)    Deleted Definitions. The definitions of “Conversion Date”, “Taiwan Debt” and “Trigger Threshold Amount” are hereby deleted from Section 1.1 of the Loan Agreement.
(b)    New Definitions. The following definitions are hereby added to Section 1.1 of the Loan Agreement in alphabetical order:
Affected Financial Institution: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Non-Obligor Debt: Debt for Borrowed Money or committed Debt facility (a) incurred or obtained by SMCI BV prior to the U.S. Closing Date pursuant to that certain General Agreement for Omnibus Credit Lines dated January 17, 2018, by and among SMCI BV and Super Micro Computer, Inc. Taiwan, as co-borrowers, and CTBC Bank Co., Ltd., as lender, and (b) to be incurred or obtained after the U.S. Closing Date by SMCI BV, Super Micro Computer, Inc. Taiwan, or any other Subsidiary that is not an Obligor, extended by a lender or other financial institution, so long as, in each case, (i) no Obligor’s

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assets secure the repayment of such Debt, (ii) no Obligor has guaranteed or is otherwise obligated on such Debt and (iii) after giving pro forma effect to the incurrence of any such Debt or obtainment of such commitment, the ratio of (x) the sum of (without duplication) committed debt facilities plus outstanding Debt of SMCI and its Subsidiaries to (y) Consolidated EBITDA does not exceed 3.5:1.00.”
“Permitted Real Estate Financing: means any financing obtained by any Obligor or any of its Subsidiaries that is secured solely by Real Estate and related property of such Obligor or such Subsidiary, as the case may be; provided that (a) the Debt incurred in connection with such financing shall not be directly or indirectly guaranteed by, or directly or indirectly collateralized or secured by, or otherwise have any recourse to, such Obligor or any such Subsidiary or any of the assets of such Obligor or such Subsidiary, other than the Real Estate and related property that is the subject of such financing, (b) none of the Obligors or any of their Subsidiaries shall provide any other direct or indirect credit support of any kind in respect of such Debt, and (c) the Debt incurred in connection with such financing shall have a final maturity that is no sooner than the date that is ninety days following the Revolver Termination Date in effect on the date such financing is entered into.”
“Real Estate Sale and Leaseback Transaction: means any sale or other transfer of any Real Estate by any Person with the intent to lease such property as lessee.”
“Resolution Authority: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.”
“UK Financial Institution: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.”
“UK Resolution Authority: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”
(c)    Amendment the Definition of “Applicable Margin” in Section 1.1 of the Loan Agreement. The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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“Applicable Margin: at any time after the Second Amendment Effectiveness Date, the margin set forth below, as determined by the average daily Global Availability for the last Fiscal Quarter:

Level	Global Availability (as % of Revolver Commitments)	U.S. Revolver Loans
I	< 50%	2.25%
II	>50%	2.00%

The margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end.  If Agent is unable to calculate average daily Global Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level I were applicable until the first day of the calendar month following its receipt of such Borrowing Base Report.”
(d)    Amendment to the Definition of “Bail-In Action” in Section 1.1 of the Loan Agreement. The definition of “Bail-In Action” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”
(e)    Amendment to the Definition of “Bail-In Legislation” in Section 1.1 of the Loan Agreement. The definition of “Bail-In Legislation” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Bail-In Legislation: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”
(f)    Amendment to the Definition of “Due Diligence Trigger Period” in Section 1.1 of the Loan Agreement. The definition of “Due Diligence Trigger Period” in

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Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Due Diligence Trigger Period: the period (a) Global Availability is less than the greater of (i) $40,000,000, and (ii) 17.5% of the Global Borrowing Base; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Global Availability has been more than the greater of (i) $40,000,000 and (y) 17.5% of the Global Borrowing Base.”
(g)    Amendment to the Definition of “Fixed Charge Coverage Ratio” in Section 1.1 of the Loan Agreement. The definition of “Fixed Charge Coverage Ratio” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries for the most recent 4 Fiscal Quarters, of (a) Consolidated EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges.”
(h)    Amendment to the Definition of “Inventory Sublimit” in Section 1.1 of the Loan Agreement. The definition of “Inventory Sublimit” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Inventory Sublimit: an amount equal to 60% of the then aggregate Revolver Commitments.”
(i)    Amendment to the Definition of “LIBOR” in Section 1.1 of the Loan Agreement. The definition of “LIBOR” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“LIBOR: with respect to Revolver Loans, the per annum rate of interest (rounded up to the nearest 1/8th of 1%) determined by the Agent on the first day of each month for a one-month interest period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by the Agent, as published on the applicable Reuters screen page (or other commercially available source designated by the Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; and provided further, that in no event shall LIBOR or any comparable or successor rate be less than 1.00%.”
(j)    Amendment to the Definition of “Payment Conditions” in Section 1.1 of the Loan Agreement. The definition of “Payment Conditions” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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“Payment Conditions: both before and after giving effect to any such payment (whether as a Distribution, Investment or prepayment of Debt) and giving pro forma effect to the applicable payment:
(i) no Default or Event of Default has occurred and is continuing or would arise as a result of the applicable payment, and
(ii) either
(a) determined on a pro forma basis (x) Global Availability upon the making of the payment and for each of the 30 consecutive days immediately prior thereto shall be greater than the greater of (1) $40,000,000 and (2) 17.5% of the Global Borrowing Base then in effect (provided, that at least 50% of the Global Borrowing Base for the purpose of this sub-clause (x) shall consist of the U.S. Borrowing Base), and (y) Fixed Charge Coverage Ratio is equal to or greater than 1.00 to 1.00, or
(b) determined on a pro forma basis, Global Availability upon the making of the payment and for each of the 30 consecutive dates immediately prior thereto shall be greater than the greater of (1) $50,000,000 and (2) 22.5% of the Global Borrowing Base then in effect (provided, that at least 50% of the Global Borrowing Base for the purpose of this clause (b) shall consist of the U.S. Borrowing Base).”
(k)    Amendment to the Definition of “Permitted Acquisition” in Section 1.1 of the Loan Agreement. The definition of “Permitted Acquisition” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Permitted Acquisition: any Acquisition, as long as (a) no Default or Event of Default exists and is continuing or is caused thereby; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Borrowers and Subsidiaries, is located or organized within the United States, and had positive Consolidated EBITDA for the 12 month period most recently ended; (d) no Debt or Liens are assumed or incurred, except as permitted by Sections 10.2.1(f), 10.2.1(i) and 10.2.2(j); and (e) Borrowers deliver to Agent, at least 10 Business Days prior to the Acquisition, copies of all material agreements relating thereto and a certificate, in form and substance reasonably satisfactory to Agent, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.”
(l)    Amendment to the Definition of “Permitted Asset Disposition” in Section 1.1 of the Loan Agreement. The definition of “Permitted Asset Disposition” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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“Permitted Asset Disposition: as long as no Default or Event of Default exists and is continuing and all Net Proceeds are remitted to Agent, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $1,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property, leasing of real Property, subleasing of leased real Property, or assigning a lease of real Property; provided that, any such Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (e) a Real Estate Sale and Leaseback Transaction so long as after giving effect to any such transaction, the fair market value of the Real Estate owned by one or more Obligors is in excess of $50,000,000; (f) a sale of Real Estate so long as after giving effect to any such transaction, the fair market value of Real Estate owned by one or more Obligors is in excess of $50,000,000; and (g) approved in writing by Agent and Required Lenders.”
(m)    Amendment to the Definition of “Permitted Intercompany Loans” in Section 1.1 of the Loan Agreement. The definition of “Permitted Intercompany Loans” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Permitted Intercompany Loans: loans made by an Obligor to a non-Obligor Subsidiary of Borrower so long as (i) no Default or Event of Default exists immediately before and after giving effect thereto and (ii) the aggregate outstanding amount thereof does not exceed $20,000,000; provided that the aggregate outstanding amount thereof can exceed $20,000,000 if at the time loans are made in excess of such limitation, the Payment Conditions are satisfied with respect to such loans.”
(n)    Amendment to the Definition of “Restricted Investment” in Section 1.1 of the Loan Agreement. The definition of “Restricted Investment” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the U.S. Closing Date with respect to U.S. Borrowers and the Dutch Closing Date with respect to Dutch Borrower; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; and (d) other Investments (including Permitted Acquisitions) so long as the Payment Conditions are satisfied with respect to each such Investment.”

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(o)    Amendment to the Definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement. The definition of “Revolver Termination Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Revolver Termination Date: June 30, 2021.”
(p)    Amendment to the Definition of “Trigger Period” in Section 1.1 of the Loan Agreement. The definition of “Trigger Period” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Global Availability is less than the greater of (x) $30,000,000, and (y) 15% of the Global Borrowing Base; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Global Availability has been more than the greater of (x) $30,000,000 and (y) 15% of the Global Borrowing Base.”
(q)    Amendment to the Definition of “Unused Line Fee Rate” in Section 1.1 of the Loan Agreement. The definition of “Unused Line Fee Rate” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Unused Line Fee Rate: a per annum rate equal to 0.375%.”
(r)    Amendment to the Definition of “U.S. Inventory Formula Amount” in Section 1.1 of the Loan Agreement. The definition of “U.S. Inventory Formula Amount” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“U.S. Inventory Formula Amount: the lesser of (a) 70% of the Value of Eligible Inventory of U.S. Borrowers; or (b) 85% of the NOLV Percentage of the Value of Eligible Inventory of U.S. Borrowers; provided, that the amount calculated under this definition shall not exceed the Inventory Sublimit.”
(s)    Amendment to the Definition of “Write-Down And Conversion Powers” in Section 1.1 of the Loan Agreement. The definition of “Write-Down And Conversion Powers” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Write-Down and Conversion Powers: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form

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of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”
(t)    Amendment to Section 2.1.8 of the Loan Agreement. Section 2.1.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“2.1.8    Increase in Revolver Commitments. U.S. Borrowers may request an increase in U.S. Revolver Commitments from time to time upon not less than 45 days’ notice to Agent, as long as (a) the requested increase is in a minimum amount of $10,000,000 and is offered on the same terms as existing U.S. Revolver Commitments, except for a closing fee specified by U.S. Borrowers and Agent, and (b) total increases under this Section do not exceed $100,000,000 and no more than 3 increases are made. Agent shall promptly notify U.S. Lenders of the requested increase and, within 10 Business Days thereafter, each U.S. Lender shall notify Agent if and to what extent such U.S. Lender commits to increase its U.S. Revolver Commitment. Any U.S. Lender not responding within such period shall be deemed to have declined an increase. If U.S. Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional U.S. Revolver Commitments and become U.S. Lenders hereunder. Agent may allocate, in its discretion, the increased U.S. Revolver Commitments among committing U.S. Lenders and, if necessary, Eligible Assignees. Total U.S. Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by U.S. Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, provided (i) the conditions set forth in Section 6.3 are satisfied at such time; and (ii) flood insurance diligence and documentation have been completed as required by all Flood Laws or otherwise in a manner satisfactory to all Lenders. Agent, U.S. Borrowers, and the new and existing U.S. Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of U.S. Revolver Commitments. On the effective date of an increase, the U.S. Revolver Usage and other exposures under the U.S. Revolver Commitments shall be reallocated among U.S. Lenders, and settled by Agent as necessary, in accordance with Lenders’ adjusted shares of such commitments.”
(u)    Amendment to Section 3.6 of the Loan Agreement. Section 3.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
3.6    Inability to Determine Rates.

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3.6.1    Agent will promptly notify Borrower Agent and Lenders if, in connection with any Revolver Loan or request for a Revolver Loan, (a) Agent determines that (i) the applicable Available Currency deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Revolver Loan amount, or (ii) adequate and reasonable means do not exist for determining LIBOR; or (b) Agent or Required Lenders determine for any reason that LIBOR does not adequately and fairly reflect the cost to Lenders of funding the Revolver Loan. Thereafter, Lenders’ obligations to make or maintain affected Revolver Loans bearing interest based on LIBOR and utilization of the LIBOR component (if affected) in determining U.S. Base Rate or Foreign Base Rate shall be suspended until Agent (upon instruction by Required Lenders) withdraws the notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Revolver Loan bearing interest based on LIBOR or, failing that, will be deemed to have requested a Revolver Loan bearing interest at the U.S. Base Rate or Foreign Base Rate, as applicable.
3.6.2    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower Agent or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrower Agent) that the Borrower Agent or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); orxxx
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.6, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by Agent or receipt by Agent of such notice, as applicable, Agent and the Borrowers may amend this Agreement to replace LIBOR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar syndicated credit facilities for such benchmarks, which adjustment or method

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for calculating such adjustment shall be published on an information service as selected by Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent shall have posted such proposed amendment to all Lenders and the Borrower Agent unless, prior to such time, Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Agent will promptly so notify the Borrower Agent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Revolver Loans bearing interest based on LIBOR shall be suspended, (to the extent of the affected Revolver Loans or Interest Periods), and (y) the LIBOR component shall no longer be utilized in determining the U.S. Base Rate. Upon receipt of such notice, the Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of Revolver Loans bearing interest based on LIBOR (to the extent of the affected Revolver Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Revolver Loans bearing interest based on U.S. Base Rate or Foreign Base Rate, as applicable (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 1.0% for purposes of this Agreement.
In connection with the implementation of a LIBOR Successor Rate, Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(v)    Amendment to Section 5.7 of the Loan Agreement. Section 5.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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“5.7 Dominion Account. The ledger balance in the main Dominion Account of each Borrower as of the end of a Business Day shall be applied to the applicable Obligations at the beginning of the next Business Day, during any Trigger Period.  Any resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to the applicable Borrowers as long as no Default or Event of Default exists.”
(w)    Amendment to Section 6.2(o) of the Loan Agreement. Section 6.2(o) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(o) Reserved.”
(x)    Amendment to Section 8.2.4 of the Loan Agreement. Section 8.2.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“8.2.4 Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may only be exercised by Agent during any Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. During a Trigger Period, if a Dominion Account is not maintained with Bank of America, Agent may require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.”
(y)    Amendment to Section 10.1.2(b) of the Loan Agreement. Section 10.1.2(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Reserved.”
(z)    Amendment to Section 10.1.2(d) of the Loan Agreement. Section 10.1.2(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(d)    concurrently with delivery of financial statements under clauses (a) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;”

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(aa)    Amendment to Section 10.2.1 of the Loan Agreement. Clauses (i), (j) and (k) of Section 10.2.1 of the Loan Agreement are hereby deleted in their entirety and replaced with clauses (i), (j), (k), and (l) as follows:
“(i)    the Non-Obligor Debt;
(j)    Permitted Real Estate Financing;
(k)    the Debt on account of Permitted Intercompany Loans; and
(l)    Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $5,000,000 in the aggregate at any time.”
(bb)    Amendment to Section 10.2.2 of the Loan Agreement. Clauses (k) and (l) of Section 10.2.2 of the Loan Agreement are hereby deleted in their entirety and replaced with clauses (k), (l), (m) and (n) as follows:
“(k)    All exceptions to title to the Real Estate contained in the title policies issued and approved in writing by Agent covering the Mortgages;
(l)    Liens on Real Estate owned by one or more Obligor securing a Permitted Real Estate Financing; provided that at the time such Real Estate Financing is entered into, the fair market value of Real Estate owned by one or more Obligors which is not encumbered pursuant to a Permitted Real Estate Financing at such time is greater than or equal to $50,000,000;
(m)     Liens on the assets of SMCI BV and/or Super Micro Computer, Inc. Taiwan or any Subsidiaries of SMCI which are not Obligors, to secure the Non-Obligor Debt; and
(n)    existing Liens shown on Schedule 10.2.2.”
(cc)    Amendment to Section 10.2.4 of the Loan Agreement. Section 10.2.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“10.2.4     Distributions; Upstream Payments. Declare or make any Distributions, except (i) Upstream Payments and (ii) any Distribution so long as the Payment Conditions are satisfied with respect to such Distribution; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the U.S. Closing Date as shown on Schedule 9.1.15.”
(dd)    Amendment to Section 10.2.8 of the Loan Agreement. Section 10.2.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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10.2.8    Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the U.S. Closing Date with respect to the U.S. Borrower and the Dutch Closing Date with respect to the Dutch Borrower (or, in each case, as amended thereafter with the consent of Agent); provided that Borrowers may make payments of principal, interest and fees otherwise prohibited above so long as the Payment Conditions are satisfied with respect to such payment.
(ee)    Amendment to Section 10.3.1 of the Loan Agreement. Section 10.3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“10.3.1    Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio for each four Fiscal Quarter period of at least 1.00 to 1.00 while a Trigger Period is in effect, measured for the most recent period for which financial statements were delivered hereunder prior to the Trigger Period and each period ending thereafter until the Trigger Period is no longer in effect.”
(ff)    Amendment to Section 14.1.1(c)(iii) of the Loan Agreement. Section 14.1.1(c)(iii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(iii) extend the Revolver Termination Date applicable to such Lender’s Obligations;”
(gg)    Amendment to Section 14.8 of the Loan Agreement. Section 14.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
14.8    Execution; Counterparts. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Borrowers agree that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Obligors to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Obligors enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be

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executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Obligor without further verification and (b) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
(hh)    Amendment to Section 14.16.3 of the Loan Agreement. Section 14.16.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“14.16.3    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

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(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEAthe applicable Resolution Authority.
(ii)    New Section 14.20 added to Loan Agreement. The following is hereby added to the Loan Agreement as a new Section 14.20.
14.20 Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement or the other Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the Governing Law State and/or of the United States or any other state of the United States):
14.20.1    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state

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of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
14.20.2    As used in this Section 14.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing),

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whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
(jj)    Amended Schedule 1.1 of the Loan Agreement. Schedule 1.1 of the Loan Agreement is hereby deleted and replaced with Schedule 1.1 attached hereto.
(kk)    Amendment to Cover Page of Loan Agreement. The Loan Agreement is hereby amended by deleting the cover page thereto and replacing it with the cover page attached as Exhibit A hereto.
2.    Amendment Fee. U.S. Borrower shall pay to Agent (for the Pro Rata benefit of the Lenders) a fee equal to 0.25% of the Revolver Commitments (the “Amendment Fee”), which fee shall be fully earned, due and payable upon the execution hereof by the Lenders and Agent.
3.    Release of Real Estate Collateral. Upon the effectiveness of this Amendment, Agent hereby releases the Real Estate from the Lien created by this Agreement, the Mortgages and the other Security Documents. Agent shall execute and deliver to the Obligors any mortgage release, discharge or other similar discharge or release document as is reasonably requested by the Obligors to release or evidence the release of the Lien created by this Agreement, the Mortgages and the other Security Documents and make any filings the Obligors from time to time reasonably request to effectuate, or reflect of public record, the release and discharge of such Lien. All of the foregoing is at the expense of the Obligors. Each Lender hereby consents to the release of such Real Estate collateral and directs Agent to take the actions set forth in this Section 3.
4.    Representations and Warranties. In order to induce Agent and each Lender to enter into this Amendment, each Borrower represents and warrants to Agent and each Lender that the following statements are true, correct and complete on and as of the date hereof:
(a)    Representations and Warranties. The execution, delivery and performance of this Amendment has been duly authorized and this Amendment constitutes the legal, valid and binding obligation of each Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. Each Borrower hereby represents and warrants to Agent and each Lender as of the date hereof no Default or Event of Default shall have occurred and be continuing.
(b)    Incorporation of Representations and Warranties from Loan Agreement. After giving effect to this Amendment, the representations and warranties contained in Section 9 of the Loan Agreement are true, correct and complete in all material respects on

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and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
5.    Effectiveness. This Amendment shall become effective, as of the date first set forth above upon receipt by the Agent of the executed counterparts of this Amendment from the Borrowers and each of the Lenders.
6.    Binding Effect; Ratification
(a)    Upon the effectiveness of this Amendment and thereafter this Amendment shall be binding on the Agent, Borrowers and Lenders and their respective successors and assigns.
(b)    On and after the execution and delivery hereof, this Amendment shall be a part of the Loan Agreement and each reference in the Loan Agreement to “this Loan Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Loan Document to the Loan Agreement shall mean and be a reference to such Loan Agreement as amended hereby.
(c)    Except as expressly amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
7.    Miscellaneous.
(a)    THIS AMENDMENT SHALL BE SUBJECT TO SECTIONS 14.15, 14.16 AND 14.17 OF THE LOAN AGREEMENT, WHICH ARE INCORPORATED HEREIN BY REFERENCE.
(b)    Borrowers agree to pay on demand all reasonable and documented out of pocket costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto.
(c)    Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.
(d)    This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
8.    Release.
(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns and other legal representatives (each Borrower and all such other persons being hereinafter referred to collectively as “Releasors” and

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individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement or any of the other Loan Documents or transactions thereunder or related thereto.
(b)    It is the intention of Borrowers that this Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all Claims that may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, each Borrower, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to Claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Each Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
(c)    Each Borrower, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and each Borrower, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.
(d)    Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

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(e)    Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

SUPER MICRO COMPUTER, INC.,
a Delaware corporation

By: /s/ Kevin S. Bauer
Name:     Kevin S. Bauer
Title:    CFO

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By: /s/ Carlos Gill
Name: Carlos Gill
Title: Senior Vice President

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

ING CAPITAL LLC,
as Lender

By: /s/ Jeff Chu
Name:     Jeff Chu
Title:     Director

By: /s/ Michael Chen
Name:     Michael Chen
Title:     Director

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

EAST WEST BANK,
as Lender

By: /s/ Chris Hill
Name:     Chris Hill
Title:     SVP

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

FIFTH THIRD BANK, N.A.,
as Lender

By: /s/ Patrick Lingrosso
Name:     Patrick Lingrosso
Title:     Vice President

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

CTBC BANK CORP. (USA),
as Lender

By: /s/ Michael Lee
Name:     Michael Lee
Title:     FVP

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

SCHEDULE 1.1
to
Loan and Security Agreement
REVOLVER COMMITMENTS OF LENDERS

Lender	U.S. Revolver Commitment	Total Revolver Commitments
Bank of America, N.A.	$100,000,000	$100,000,000
ING Capital LLC	$60,000,000	$60,000,000
East West Bank	$35,000,000	$35,000,000
Fifth Third Bank, N.A.	$30,000,000	$30,000,000
CTBC Bank Corp. (USA)	$25,000,000	$25,000,000
TOTAL:	$250,000,000	$250,000,000

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
SIGNATURE PAGE

EXHIBIT A
to

Third Amendment to Loan And Security Agreement

COVER PAGE TO LOAN AND SECURITY AGREEMENT

(see attached)

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
(SMCI)
EXHIBIT A

______________________________________________________________________________
LOAN AND SECURITY AGREEMENT
Dated as of April 19, 2018
______________________________________________________________________________
SUPER MICRO COMPUTER, INC.,

as U.S. Borrower,
SUPER MICRO COMPUTER B.V.,
as Dutch Borrower
______________________________________________________________________________
BANK OF AMERICA, N.A.,
as Agent
______________________________________________________________________________
BANK OF AMERICA, N.A.,
as Joint Lead Arranger, Joint Bookrunner
______________________________________________________________________________
ING CAPITAL LLC,
as Syndication Agent,
Joint Lead Arranger and Joint Bookrunner
EAST WEST BANK,
as Documentation Agent
______________________________________________________________________________